Exhibit 23







                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement No. 33-80171 of First Midwest Financial, Inc. on Form S-8 and in Registration Statement No. 333-9871 of First Midwest Financial, Inc. on Form S-3 of our report dated October 9, 1996, contained in Exhibit 13 to First Midwest Financial, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996.



                                               /s/ Crowe, Chizek and Company LLP
                                                   -----------------------------
                                                   Crowe, Chizek and Company LLP


South Bend, Indiana
December 24, 1996

INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-80171 of First Midwest Financial, Inc. on Form S-8 of our report dated
November 17, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for income taxes and for debt and equity securities in fiscal year 1994) appearing in Exhibit 99 in this Annual Report on Form 10-KSB of First Midwest Financial, Inc. for the year ended September 30, 1996.


/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP

Omaha, Nebraska
December 23, 1996

INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-9871 of First Midwest Financial, Inc. on Form S-3 of our report dated
November 17, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for income taxes and for debt and equity securities in fiscal year 1994) appearing in Exhibit 99 in this Annual Report on Form 10-KSB of First Midwest Financial, Inc. for the year ended September 30, 1996.


/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP

Omaha, Nebraska
December 23, 1996